As filed with the Securities and Exchange Commission on May 5, 2023
Registration Statement No. 333-266915

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-3 REGISTRATION STATEMENT NO. 333-266915

UNDER THE SECURITIES ACT OF 1933

Invacare Corporation (Exact name of registrant as specified in its charter)
Ohio (State or other jurisdiction of incorporation or organization)	95-2680965 (I.R.S. Employer Identification No.)

One Invacare Way
Elyria, Ohio 44035
(440) 329-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________
Anthony C. LaPlaca
Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
(440) 329-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________
Copy to:
Timothy Cruickshank
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4794

Approximate date of commencement of proposed sale to the public: N/A. Removal from registration of securities that were not sold pursuant to these registration statements. __________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment is being filed by Invacare Corporation (the “Company”) to deregister all securities remaining unsold under the Registration Statement on Form S-3 (No. 333-266915) (the “Registration Statement”), pertaining to the registration of up to 32,402,336 common shares of the Company as may be issued from time to time at indeterminate prices, which was filed with the Securities and Exchange Commission on August 16, 2022.
On January 31, 2023, the Company and two of its U.S. direct subsidiaries filed voluntary petitions under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption “In re Invacare Corporation, et. al.” On May 5, 2023, the Company emerged from the Chapter 11 Cases pursuant to that certain First Amended Joint Chapter 11 Plan Invacare Corporation and Its Debtor Affiliates, which was confirmed by the Bankruptcy Court on April 28, 2023.
In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement, if any, as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Elyria, Ohio, on May 5, 2023.

INVACARE CORPORATION
(Registrant)

Date: May 5, 2023	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.